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Exhibit 3.29

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:15 AM 03/24/2000
001150598 - 3200146

CERTIFICATE OF INCORPORATION

OF

REGAL CINEMAS HOLDINGS, INC.

        The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

        FIRST.    The name of the corporation is Regal Cinemas Holdings, Inc.

        SECOND.    The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD.    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

        FOURTH.    The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share.

        FIFTH.    The name and mailing address of the incorporator is Eric Swedenburg, 425 Lexington Avenue, New York, New York 10017.

        SIXTH.    The board of directors of the corporation, acting by majority vote, is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

        SEVENTH.    Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

        IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on March 24, 2000.

/s/ ERIC SWEDENBURG Eric Swedenburg Sole Incorporator

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  Exhibit 3.29
CERTIFICATE OF INCORPORATION OF REGAL CINEMAS HOLDINGS, INC.